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                                                                  EXHIBIT 99.h-5

                               FIRST AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT

         This FIRST AMENDMENT is made as of October 8, 2001 by and between GREEN CENTURY FUNDS, a Massachusetts business trust (the "Trust"), and GREEN CENTURY CAPITAL MANAGEMENT, INC., a Massachusetts corporation (the "Administrator").

                              W I T N E S S E T H:

         WHEREAS, the Trust and the Administrator are parties to that certain Administrative Services Agreement, as amended and restated April 7, 1995 (the "Agreement"); and

         WHEREAS, the Trust and the Administrator wish to amend the Agreement in order to confirm and clarify the compensation of the Administrator provided thereunder with respect to the Green Century Balanced Fund (the "Balanced Fund");

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Administrator do hereby agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the respective meanings assigned to them in the Agreement.

         SECTION 2. AMENDMENT. Section 3 of the Agreement is hereby amended by deleting the first sentence thereof in its entirety, and substituting therefor the following:

                           For the services to be rendered and the facilities to
                  be provided, and the expenses of the Trust to be paid by the Administrator hereunder, the Trust shall pay to the Administrator an administrative fee from the assets of each Series computed and paid monthly at a rate such that immediately following such payment to the Administrator, the total operating expenses (including investment advisory and distribution fees and any amortization of organization expenses), on an annual basis, of the Balanced Fund equal 2.50% of average net assets up to but not including $30,000,000, 2.25% of average net assets from and including $30,000,000 up to but not including $100,000,000, and 1.75% of average net assets equal to or in excess of $100,000,000 (and, with regard to any other Series, such percentage of the average daily net assets of such Series as is agreed to by the Trust and the Administrator and listed on Appendix A), except that in no case shall the total operating expenses of any Series exceed any applicable limitations under federal or state securities laws.

         SECTION 3. CONFIRMATION OF AGREEMENT. The Trust and the Administrator hereby confirm and reaffirm the Agreement, as amended hereby. The Trust and the Administrator hereby further confirm that the compensation of the Administrator with


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respect to the Balanced Fund has been, at all times since the effective date of the Agreement, as set forth Section 2 of this Amendment.

         SECTION 4. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Agreement. The headings of the sections of this Amendment are inserted for convenience of reference only and shall not be deemed a part hereof.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

                                     GREEN CENTURY FUNDS


                                     By:      /s/ Kristina Curtis
                                        --------------------------------
                                              Treasurer

                                     GREEN CENTURY CAPITAL MANAGEMENT, INC.


                                     By:      /s/ Kristina Curtis
                                        --------------------------------
                                              Treasurer